Exhibit 10.34

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (hereinafter “Agreement”) is made and entered into as of this 1st day of January 2020 by and between CenterState Bank Corporation (“CSFL”) and CenterState Bank, N.A. (“Bank”, and collectively with CSFL, the “Company”), on the one hand, and Ernest S. Pinner (“Executive”), on the other hand. The Company and Executive are sometimes referred to collectively herein as the “Parties.”

WHEREAS, the Company and Executive are parties to a Separation Agreement, dated as of January 1, 2020 (the “Separation Agreement”), pursuant to which Executive is eligible, subject to the terms and conditions set forth in the Separation Agreement, to receive, among other things, the Severance Payments (as defined in the Separation Agreement) in connection with Executive’s resignation from employment;

NOW, THEREFORE, in consideration of the Company agreeing to enter into the Separation Agreement (and provide the consideration provided for thereunder) and of other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged by the parties, it is agreed as follows:

1.In exchange for the consideration referenced above, Executive hereby completely, irrevocably, and unconditionally releases and forever discharges the Company, and any of its affiliated companies, and each and all of their officers, agents, directors, supervisors, employees, representatives, and their successors and assigns, and all persons acting by, through, under, for, or in concert with them, or any of them, in any and all of their capacities (hereinafter individually or collectively, the “Released Parties”), from any and all charges, complaints, claims, demands, actions, causes of action, obligations, judgments, obligations, liabilities and expenses (inclusive of attorneys’ fees) of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “claim” or “claims”) which Executive at any time heretofore had or claimed to have or which Executive may have or claim to have or may in the future have arising out of  or regarding events that have occurred as of the Effective Date of this Agreement, including, without limitation, or in any way related to the Executive's hire, benefits, employment, termination, or separation from employment with the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter, including, but not limited to:

(a)any and all claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, with respect to existing but not prospective claims, the Fair Labor Standards Act, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, 42 U.S.C. Section 1981, the Worker Adjustment and Retraining Notification Act,  as amended, the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended (the “ADEA”), the Uniform Services Employment and Reemployment Rights Act, as amended, the Genetic Information Nondiscrimination Act of 2008, all of their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released;

(b)any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, personal days, leave (including family or medical leave) and severance that may be legally waived and released;

(c)any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and

(d)any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, insurance, medical fees or expenses, costs, and disbursements.

This general release and waiver of claims excludes, and the Executive does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission, or other similar federal or state administrative agencies, although the Executive waives any right to monetary relief related to such a charge or administrative complaint; (B) claims for unemployment benefits and workers' compensation; (C) indemnification rights the Executive has against CenterState; and (D) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents.  If the Executive applies for unemployment benefits, the Company will respond truthfully, completely, and timely to any inquiries by the Florida Department of Economic Opportunity concerning the Executive's separation from employment.

2.In further consideration of the payments and benefits provided to the Executive in this Agreement, Executive hereby irrevocably and unconditionally fully and forever waives, releases, and discharges the Company from any and all Claims, whether known or unknown, from the beginning of time to the date of the Executive’s execution of this Agreement arising under the Age Discrimination in Employment Act (ADEA), as amended, and its implementing regulations. By signing this Agreement, the Executive hereby acknowledges and confirms that:

(a)by this Agreement, the Executive has been advised in writing of the right to consult with an attorney of the Executive’s choosing and has consulted with such counsel as the Executive believed was necessary before executing this Agreement;

(b)the Executive knowingly, freely, and voluntarily assents to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;

(c)the Executive is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Executive is otherwise entitled;

(d)the Executive was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of the Executive’s choice, although the Executive may sign the Agreement sooner, if desired. Changes to this Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) day period;

(e)the Executive understands that the Executive has seven (7) days from signing this Agreement to change his/her mind and revoke the waiver of the age claims in this Agreement by delivering notice of revocation to Cherie Mooney, CenterState Bank, N.A., 1951 8th Street NW, Winter Haven, FL  33881, by email at cmooney@centerstatebank.com or by fax at (863) 291-3008, by the end of this seven-day period; and

(f)the Executive understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Executive signs this Agreement.

No payments shall be made to the Executive under this Agreement before the Effective Date. If the Executive timely revokes the Agreement, no payments shall be made under this Agreement.

3. This Agreement shall not in any way be construed as an admission by the Company of any acts of unlawful conduct, wrongdoing or discrimination against Executive, and the Company specifically disclaims any liability to Executive on the part of itself, its employees, or its agents.

4.This Agreement sets forth the entire agreement between the Company and Executive pertaining to the subject matter hereof (except as otherwise set forth herein) and fully supersedes any and all prior agreements or understandings among the Company and Executive pertaining to the subject matter hereof (except as otherwise set forth herein). This Agreement cannot be amended, modified, or supplemented in any respect except by written agreement entered into and signed by the parties hereto.

5.This Agreement shall be governed by the laws of the State of Florida without giving effect to conflict of laws principles, and Executive consents to venue and exclusive personal jurisdiction in the state and federal courts of Polk County in the State of Florida for any proceeding arising out of or relating to this Agreement. The Parties hereby irrevocably submit to the non-exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

6.Executive hereby acknowledges that Executive has read and understands the terms of this Agreement and that Executive signs it voluntarily and without coercion. Executive further acknowledges that Executive was given an opportunity to consider and review this Agreement and the waivers contained in this Agreement, that Executive has done so and that the waivers made herein are knowing, conscious and with full appreciation that Executive is forever foreclosed from pursing any of the rights so waived.

7.The Agreement may be signed in counterparts, and each counterpart shall be considered an original for all purposes.

PLEASE READ THIS AGREEMENT CAREFULLY;

IT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement as of the date set forth below each Party’s signature line.

EXECUTIVE	CENTERSTATE BANK CORPORATION
Signature: /s/ Ernest S. Pinner	By: /s/ John C. Corbett
Print Name: Ernest S. Pinner	Name: John C. Corbett
Date: January 1, 2020	Title: President and Chief Executive Officer
Date: January 1, 2020

CENTERSTATE BANK, N.A.
By: /s/ Mark W. Thompson
Name: Mark W. Thompson
Title: President
Date: January 1, 2020

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